EXHIBIT 10.12


                                          WORLDSPAN CAR RENTAL ASSOCIATE
                                               RESERVATION AGREEMENT

     THIS WORLDSPAN Car Rental Associate Reservation Agreement ("Agreement") effective as
of 22 June    , 1995   between WORLDSPAN, L. P., a Delaware limited
partnership, having its
principal place of business at 300 Galleria Parkway, N.W., Atlanta, Georgia
30339
("WORLDSPAN") and Corporate Travel Link, Incorporated. ("Associate").

     WORLDSPAN provides computerized reservation systems with related data processing facilities.

     Associate owns, operates and/or represents car rental locations.

     WORLDSPAN offers its computerized reservation systems and services to travel agents and other entities for the purpose of facilitating the transaction of travel related business.

     WORLDSPAN is prepared to provide to Associate the car rental booking services available through its computerized reservation systems for the booking of car reservations at locations owned,
operated or otherwise represented by Associate.

     Associate desires to participate in the WORLDSPAN systems for the purpose of facilitating the sale of Associate's services to travel agents and other entities.

     NOW THEREFORE, in consideration of the mutual agreements hereinafter set forth,
WORLDSPAN and Associate agree as follows:


1.   DEFINITIONS

                           1.1      The capitalized terms used in this
Agreement and any associated supplement
                  or addendum to this Agreement shall have the meanings set forth below:

                  ABACUS - Shall mean ABACUS Distribution Systems, PTE, Ltd., a CRS company authorized to sell and service a WORLDSPAN System in IATA Traffic Conference
                  3.

                  AccessPLUS - Shall mean supplemental services provided by WORLDSPAN to permit enhanced connectivity between the WORLDSPAN System and Associate
                  System.


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1.   DEFINITIONS (Cont.)

                  ARINC - Shall mean Aeronautical Radio, Inc.

                  Associate Location - Shall mean any location where cars and other vehicles may be rented that is owned, operated, licensed or represented by Associate.

                  Associate System - Shall mean Associate's automated reservations system.

                  Booking - A confirmed reservation for a car or other vehicle to be rented at an
                  Associate Location, regardless of the number of days requested or created in the itinerary portion of the customer's passenger name record under the control of a
                  WORLDSPAN User. For example, one car rental at an Associate Location shall be counted as one Booking. Multiple car rentals within the same PNR constitute multiple Bookings.

                  Cancellation - Shall mean only those Bookings canceled by a WORLDSPAN User, prior to check-in, through the WORLDSPAN System in which the Booking was originally made.

                  Confidential Information - Shall mean proprietary information, data, drawings, specifications, documentation, manuals, plans, and other materials marked as
                  "Confidential", "Sensitive", or "Proprietary", except:
(I) information known to the
                  receiving party prior to disclosure; (ii) information developed by the receiving party independent of any confidential materials provided by the disclosing party, or; (iii)
                  information which is widely known or publicly available in the relevant trade or industry.

                  CRS - Shall mean a computerized reservation system (sometimes called a global distribution system) as used by travel agents and other entities that market or sell travel related products and services. A CRS collects, stores, processes, displays and distributes information concerning air and ground transportation, lodging and other travel related goods and services and enables its users and other users to: (I) inquire about, reserve or otherwise confirm the availability of such goods and services and/or (ii) issue tickets to permit the purchase or use of such goods and services.

                  GRS - Shall mean Global Reference System, a static display contained in the
                  WORLDSPAN System which Associate may use to communicate information to
                  WORLDSPAN Users (sometimes referred to as "Direct Reference System" or "DRS").


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1.   DEFINITIONS (Cont.)

                  IATA - Shall mean the International Air Transport Association.

                  Net Bookings - Shall mean the total of Bookings, minus Cancellations, during a given period.

                  PNR - Shall mean a passenger name record created in the WORLDSPAN System.

                  SITA - Shall mean Societe Internationale de
Telecommunications Aeronautiques.

                  WORLDSPAN User - Shall mean a person or entity which utilizes the
                  WORLDSPAN System, directly or indirectly, to make car rental reservations.

                  WORLDSPAN System - Shall mean any CRS provided by WORLDSPAN, regardless of the facilities employed to permit access to such system.

2.   RESPONSIBILITIES OF ASSOCIATE

                  A. Associate will at its own cost provide through Associate System its car or other vehicle reservations services and such other services as may be mutually agreed upon through the WORLDSPAN System in a uniform manner to all
                  WORLDSPAN Users. If Associate participates in other CRS's, Associate will provide services and service levels to the WORLDSPAN System and WORLDSPAN
                  Users which are at least equal to the services and service levels provided to any such other CRS and its users including, but not limited to, communications methods and methods of access to the Associate System, except for methods not permitted due to technical limitations in the WORLDSPAN System.

                  B. Associate shall be responsible for all costs incurred in marketing its services to WORLDSPAN Users, except for the initial publicity and system briefing to such
                  WORLDSPAN Users which will be the responsibility of WORLDSPAN.

                  C. Unless otherwise specifically provided herein, Associate may use the facilities of ARINC, SITA or other mutually agreed upon communication network, to send and receive reservation information transmitted between the WORLDSPAN
                  System and the Associate System. Associate shall be solely responsible for any costs it may incur in the use of the ARINC, SITA or other networks or any communications facilities and/or equipment necessary to communicate with the
                  WORLDSPAN System.

                  2.       RESPONSIBILITIES OF ASSOCIATE (Cont.)

                  D. Associate shall maintain, via CRT entry or other mutually agreed upon facility, a current, accurate availability status for car or other vehicle rentals maintained in the WORLDSPAN System, so the availability status reflected in the
                  WORLDSPAN System will be the same as the availability status reflected in the
                  Associate System. Associate agrees to honor, or cause to be honored, all Bookings made through the WORLDSPAN System for as long as the availability status in the
                  WORLDSPAN System remains in an "open" or "sell" category. Associate shall

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obtain comparable alternate rentals for customers for whom a Booking has been made by a WORLDSPAN User and the rented vehicle is unavailable. In the event that the cost to the customer of the comparable rental exceeds the amount that the customer would have paid Associate, then Associate shall promptly pay to such customer an amount equal to the additional cost incurred by such customer in securing the alternate rental services.

E. Associate shall, via CRT entry or as mutually agreed, create and update, as applicable, company, location and city policy information pages in the WORLDSPAN System. The content and format of the information contained on these pages shall be determined by WORLDSPAN. Associate shall, at a minimum, provide the following information with respect to its policies and information on:
corporate and sales contacts, corporate rate policies, government rate policies, insurance policies and driver qualification policies. Associate shall, at a minimum, also provide the following information with respect to its Associate Location policies and information on: age restrictions, collision damage waiver, credit card information for guarantee and deposits, drop off charges, refueling requirements, business hours, all applicable insurance policies, makes associated with vehicle code, personal accident insurance, telephone number of rental location, acceptable forms of payment, all applicable tax information and driver's license requirements. Associate shall promptly input this car rental detail information and all information pertinent to their doing business into the WORLDSPAN System.

F. Associate will process Booking messages at a level at least equal to the service level provided to any other CRS, and its subscribers or users, in which Associate participates.

G. Associate shall update all car rental and vehicle rates via CRT entry or as mutually agreed. Associate guarantees the rate sold to a customer at the time the
Booking is created. Associate agrees to correct any inaccurate rate included in the
WORLDSPAN System within twenty-four (24) hours of notice of such inaccuracy. In the event that a Booking is made on a "request" basis and when Associate's acceptance of said Booking is subject to a rate greater than the rate advised to the
WORLDSPAN User through the WORLDSPAN System, then Associate shall advise the WORLDSPAN User of the rate through a special message field in the PNR or otherwise as appropriate.

H. Associate agrees to append a confirmation number to each Booking. Such confirmation number will be transmitted by Associate to WORLDSPAN Users as follows:

1) If Bookings are received on a normal queue basis where transmission is wholly within the WORLDSPAN System, the confirmation number will be transmitted after "end transaction" within four (4) hours of receipt of each Booking made during normal business hours, i.e., 8:30 a.m. through 5:00 p.m. local time of Associate's offices, Monday through Friday. Confirmation numbers for Bookings received after 5:00 p.m. or on weekends shall be transmitted during the first four (4) business hours of the next business day.

2) If Bookings are received via ARINC, SITA or similar third party, where transmission is via a shared data communications network, the confirmation number will be transmitted after "end transaction" and within one (1) hour of receipt of each Booking. WORLDSPAN agrees that performance of this obligation may be delayed at times when transmission delays occur over ARINC, SITA or similar third party communication network which delays are not within the control of Associate.

3) If Bookings are received through WORLDSPAN's
AccessPLUS via a direct and dedicated communications line or other mutually agreed upon communications network that provides interactive transmissions, the confirmation number will be transmitted before "end transaction" and within seven (7) seconds of receipt of each Booking.

2. RESPONSIBILITIES OF ASSOCIATE (Cont.)

I. Associate shall be solely responsible for forwarding to rental locations through the Associate System "sell", "request" and "cancel" messages received from
the WORLDSPAN System. Associate shall be solely responsible for sending written confirmation of reservations upon request for same.

J. Associate shall reasonably cooperate with WORLDSPAN to secure any governmental approvals or exemptions necessary to put this Agreement and any and all parts thereof into effect, and shall assist WORLDSPAN to maintain such approvals once received.

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K. To permit Associate services and updated information to be provided to
WORLDSPAN Users, Associate will either: (I) lease from WORLDSPAN at WORLDSPAN's then current monthly charges, a sufficient number of WORLDSPAN terminals; or (ii) arrange for dial-in access to the WORLDSPAN System through WORLDSPAN licensed software programs and access agreements; or (iii) secure WORLDSPAN's prior written approval and certification of
 Associate's
own software and/or hardware to enable Associate to access the WORLDSPAN
System.

L. Associate shall cooperate with WORLDSPAN in efforts to improve the quantity and quality of those services provided to WORLDSPAN Users, especially those related to the dissemination of more complete, accurate, and current data pertaining to Associate services. Associate also agrees to assist WORLDSPAN in expanding and maintaining information concerning Associate services in the WORLDSPAN System, including the direct updating of Associate data by Associate personnel through WORLDSPAN terminals and/or by other means as mutually agreed.

M. Associate will have allocated space in GRS to communicate any reasonable information. Associate shall, at a minimum, promptly provide basic booking policy
and procedure information in a succinct and easily readable format. Associate shall be responsible for, and assumes all liability with respect to, the entry, updating and accuracy of this information in GRS as well as information otherwise provided by Associate pursuant to this Agreement. Information entered into GRS


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2. RESPONSIBILITIES OF ASSOCIATE (Cont.)

M. (Continued)
which WORLDSPAN in its sole discretion determines to be inappropriate, misleading, or defamatory, may be deleted by WORLDSPAN from GRS, without liability, upon notice to Associate. Associate shall at all times comply with WORLDSPAN's GRS keyword indexing scheme.

N. Associate warrants that it shall not knowingly cause transactions made, initiated, derived, solicited, or prompted through the WORLDSPAN System to be finalized in any manner outside the WORLDSPAN System.

O. Associate warrants that it has the authority to transact the Bookings on behalf of each Associate Location included in the WORLDSPAN System and guarantees payment of all fees and charges due pursuant to this Agreement, regardless of whether Associate owns, manages, controls, represents, or franchises any such Associate Location. On behalf of Associate Locations, Associate guarantees the performance of all Associate obligations included in this Agreement.

P. Associate agrees that it will not discriminate against or disfavor in any manner whatsoever any WORLDSPAN User on account of that User's selection, possession or use of the WORLDSPAN System.

Q. Associate agrees promptly to pay WORLDSPAN all amounts due pursuant to this Agreement, and all agreements, supplements, addenda, schedules and exhibits
now or hereafter completed pursuant to this Agreement, without deduction, set-off,
or counterclaim.

R. The use of the WORLDSPAN international communications network is restricted to WORLDSPAN business by various international government regulations and agreements, and said network shall not be utilized by Associate to conduct any third party communications traffic. "Third party communications traffic", for purposes of this subsection, includes the use of the WORLDSPAN international network to communicate with others in any manner, including but not limited to direct message transmission or depositing of information in the WORLDSPAN computer center for the purpose of communication with others, which communications do not pertain to WORLDSPAN business. WORLDSPAN shall have the right to terminate this Agreement in the event Associate contravenes
the foregoing restrictions or WORLDSPAN is required by any governmental authority having jurisdiction thereof to cease handling Associate's messages or communications, and WORLDSPAN shall not be liable for any damages of any nature whatsoever incurred by Associate due to such
2. RESPONSIBILITIES OF ASSOCIATE (Cont.)

R. (Continued)
termination and Associate hereby releases, discharges and agrees to indemnify and save harmless WORLDSPAN, its partners, affiliates, directors, officers, agents and employees from and against any and all claims or actions of any nature whatsoever arising out of or attributable to any such termination, including but not limited to any penalties or fines imposed upon WORLDSPAN as a result of such third party communications traffic.

3. RESPONSIBILITIES OF WORLDSPAN

A. WORLDSPAN will provide WORLDSPAN Users with displays of Associate's car or vehicle rental locations, including car or vehicle availability, rate
information.

B. WORLDSPAN shall include Associate's rental locations in the WORLDSPAN System to enable responses to WORLDSPAN Users requesting information and desiring to make Bookings on such rental cars or vehicles.

C. WORLDSPAN will identify all transactions transmitted to Associate which were booked by WORLDSPAN Users through a unique identification code which identifies the individual WORLDSPAN User location from which the transaction originated. The manner of identification and identification codes used will be as defined by WORLDSPAN. Upon request, WORLDSPAN will provide Associate with a list of such WORLDSPAN Users and identification codes for the limited purposes of promoting reservations of car and vehicle rentals through the WORLDSPAN System, to validate WORLDSPAN invoices and to facilitate Associate's business transactions with WORLDSPAN Users.

D. Prior to the last day of each month, WORLDSPAN will supply Associate with a report showing Bookings at each Associate Location for the preceding month
by individual WORLDSPAN User.

E. WORLDSPAN shall provide reasonable information to Associate to substantiate the charges to Associate pursuant to this Agreement.

F. WORLDSPAN shall maintain one or more facilities for the purpose of responding to Associate's questions concerning the operation of, or any data within, the WORLDSPAN System.

G. WORLDSPAN retains the right to enhance or modify, in whole or in part, the WORLDSPAN System at its discretion. Any enhancement or modification of the WORLDSPAN System will be offered to other similar participants on a non-discriminatory basis; provided, however, that technical, equipment or human resource limitations may make it impractical or not feasible for WORLDSPAN to implement an enhancement or modification at the same time for all associates. In such case, WORLDSPAN will determine the order of implementation in its sole discretion. The foregoing shall include, but is not limited to, the right of WORLDSPAN to migrate or include Associate, other WORLDSPAN participants and WORLDSPAN Users to any new WORLDSPAN System. Nothing herein shall be construed to require WORLDSPAN to develop or utilize any additional CRS.

H. WORLDSPAN will not knowingly take action (or fail to take action) to preclude or in any way impair, other than inconsequentially, the ability of WORLDSPAN Users to book reservations through the WORLDSPAN System.

4. SERVICE LEVEL

Associate shall participate in (check one and initial):

X a. Manual Queue or Teletype Bookings

b AccessPLUS (if Associates chooses to participate in AccessPLUS, then Associate must execute and deliver an AccessPLUS Addendum to this Agreement.

5. TERM

This Agreement shall become effective as of the date the Agreement is executed on behalf of WORLDSPAN and shall continue in full force and effect for an Initial Term of one (1) year and, thereafter until terminated by either party at the end of the Initial Term or any time thereafter upon not less than thirty (30) days prior written notice to the other, or until otherwise terminated pursuant to the terms of this Agreement.

6. FEES

A. Associate shall pay a fee of Three Dollars and Fifty Five Cents ($3.55) per Net Booking recorded in the WORLDSPAN System, provided that Associate shall pay WORLDSPAN each month an amount equal to the fees for one hundred (100)
                  Net Bookings, regardless of the number of Net Bookings actually recorded.

                  B. For the purposes of calculating the fees due hereunder, such fees shall not become due until the applicable rental date as recorded in the WORLDSPAN
                  System.

                  C. WORLDSPAN shall submit monthly invoices covering the fees earned hereunder for that month and such invoices shall be due and payable by Associate within thirty (30) days of the date of each such invoice. WORLDSPAN may impose a late payment fee at the rate of one percent (1%) per month for any amount more than fifteen (15) days overdue. All payments shall be in U.S. currency.

D. Following the expiration of the Initial Term, fees charged to Associate pursuant to this Agreement may be increased upon not less than thirty (30) days notice.

E. WORLDSPAN reserves the right to separately charge for any service which it currently provides without separate charge including, but not limited to, additional
 GRS pages or future enhancements regarding credit card authorization.
  The services
                  which Associate receives without separate charge from time to time shall be referred to as "Additional Services." In the event that WORLDSPAN decides to separately charge for any Additional Service, WORLDSPAN shall give not less than sixty (60)
                  days' prior written notice to Associate of its decision to charge for such service. If
                  Associate elects not to participate in such Additional Services, Associate shall notify
                  WORLDSPAN at least ten (10) days prior to the effective date of the separate charge for such Additional Service, and WORLDSPAN shall have no obligation to provide such Additional Service to Associate after such effective date.

                  F. Any charge for any Additional Service hereinafter imposed may be modified by WORLDSPAN at its discretion on not less than thirty (30) days' prior written notice. In the event that Associate elects in its sole discretion that it does not desire to pay such modified charge, then Associate shall notify WORLDSPAN of such election at least ten (10) days prior to the effective date of such modification, and

                  WORLDSPAN shall not be obligated to provide such Additional Service to
                  Associate after such effective date.
7.   OTHER SYSTEMS

                  Associate acknowledges that users of the ABACUS CRS and other third parties utilizing or marketing the WORLDSPAN System may be allowed access to Associate information in the WORLDSPAN System and allowed to transact Bookings. Associate consents to such access and agrees to pay for such Bookings and otherwise treat such Bookings as if received from a WORLDSPAN User.

8.   TAXES


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         In addition to  any other charges  set forth herein, Associate shall pay  to  WORLDSPAN or
         reimburse WORLDSPAN, as appropriate, all sales, use, excise, or other similar taxes now or hereafter imposed by any federal, state or local taxing authority on amounts paid to
         WORLDSPAN by Associate.

         Notwithstanding the foregoing, Associate shall not, in any event, be responsible for any taxes payable on WORLDSPAN's net income or taxes in lieu of net income taxes, or for charges imposed on WORLDSPAN for the privilege of doing business.

9.   INDEMNIFICATION

                  A. Each party shall indemnify, defend and hold harmless the other party, its directors, officers, employees and agents, from all liabilities, damages and expenses and claims for damages, suits, proceedings, recoveries, judgments or executions
                  (including, but not limited to litigation costs and expenses and reasonable attorneys'
                  fees) arising out of or in connection with any claim that the use of the indemnifying party's system or data (including, without limitation, software) by the other party infringes any third party patent, copyright, trademark or other property right.

                  B. Associate shall defend, indemnify and hold harmless WORLDSPAN, its partners, affiliates, officers, directors, employees and agents from and against all liabilities, suits, costs, damages and claims (including litigation costs, expenses and reasonable attorney's fees) which may be suffered by, accrued against, charged to or recoverable from WORLDSPAN, its partners, affiliates, officers, directors, employees or agents by reason of or in connection with Associates performance or failure to perform, or improper performance of any of its obligations under this
                  Agreement.

10.           DISCLAIMER

                  A. WORLDSPAN DISCLAIMS AND ASSOCIATE HEREBY WAIVES ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A
                  PARTICULAR PURPOSE OR INTENDED USE, OR ANY LIABILITY IN NEGLIGENCE TORT, STRICT LIABILITY OR OTHERWISE, WITH RESPECT TO THE WORLDSPAN SYSTEM OR FOR EQUIPMENT, DATA OR SERVICES FURNISHED HEREUNDER. ASSOCIATE AGREES THAT WORLDSPAN
                  SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES UNDER ANY
                  CIRCUMSTANCES, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUES, EVEN IF ADVISED OF THE RISK OF SUCH DAMAGES IN ADVANCE.

                  B. WORLDSPAN shall have no responsibility or liability to Associate and/or any car or Associate Location due to the failure of any WORLDSPAN User or customer of any such WORLDSPAN User to remit to Associate or any Associate
                  Location for sales made or any other dispute relating to the arrangement between
                  Associate and/or any Associate Location and such WORLDSPAN User or any such customer of such WORLDSPAN User.

11.           FORCE MAJEURE

         Except for Associate's obligation to make payments hereunder, neither party will be deemed in default of this Agreement as a result of a failure to perform its obligations caused by acts of God or governmental authority, strikes or labor disputes, fires, acts of war, failure of third party suppliers, or for any other cause beyond the control of the party. WORLDSPAN shall not be liable to Associate nor any Associate Locations, nor deemed to be in default of this
         Agreement, on account of any delays, errors, malfunctions or breakdowns with respect to the WORLDSPAN System, equipment, data or services provided hereunder unless such delay, error, malfunction or breakdown results solely from the gross negligence or willful misconduct of WORLDSPAN.

12.           CONFIDENTIAL INFORMATION

                  A. Confidential Information disclosed by one party to another, including but not limited to the list of WORLDSPAN Users provided Associate pursuant to Section
                  3.C. hereof, are for the exclusive use of the receiving party and shall not be disclosed or made available to any other person, firm, corporation, or governmental entity in any form or manner whatsoever; provided, however, that in the event information, materials, or documentation covered by this Agreement are subpoenaed
                  or

12.           CONFIDENTIAL INFORMATION (Cont.)

                  A.       (Continued)
                           otherwise requested or demanded by any court or
overnmental authority, the
                  receiving party shall give prompt notice to the disclosing party prior to furnishing the same and shall exercise its best efforts, in cooperation with, and at the expense of the disclosing party, to quash or limit such request, demand and/or subpoena. The covenants set forth in this Section shall survive indefinitely the termination or cancellation of this Agreement.

                  B. Title and full and complete ownership rights to all WORLDSPAN owned or developed software contained in the WORLDSPAN System or used by
                  WORLDSPAN in the performance of this Agreement shall remain with
                  WORLDSPAN. Associate understands and agrees that WORLDSPAN's owned or developed software is WORLDSPAN's trade secret and proprietary information whether any portion thereof is or may be copyrighted or patented.

13.           SYSTEM OPERATING STANDARDS

         Associate will use equipment leased from WORLDSPAN, if applicable, and the
         WORLDSPAN System only as follows:

                  A. Associate will take all reasonable precautions to prevent unauthorized and improper use and operation of the equipment and the WORLDSPAN System.
                  Misuse of the WORLDSPAN System or equipment shall include, but is not limited to, speculative booking or reservation of space in anticipation of demand, interference with WORLDSPAN's operations or systems, or improper access.
                  Associate's improper use of the WORLDSPAN System or equipment will be considered a material breach of the Agreement, and WORLDSPAN will have the right to deny or suspend Associate's access to the WORLDSPAN System immediately without notice or liability to Associate.

                  B. Associate will not use the WORLDSPAN System or any data or information from the WORLDSPAN System to develop or publish any reservation, rate, or tariff guide. Associate will not publish, disclose or otherwise make available to any third party the compilations of data from or through the WORLDSPAN System.

                  C. Associate will protect any of WORLDSPAN's equipment, software and training materials provided to Associate from loss, theft, and damage and will return them to WORLDSPAN at the termination of this Agreement in

13.           SYSTEM OPERATING STANDARDS (Cont.)

                  C.       (Continued)
                           good condition and repair.  Associate is responsible
for any loss, damage, or
                  theft of WORLDSPAN equipment or software.  If Associate leases equipment from WORLDSPAN, Associate will insure the
 equipment in the
                  amount provided in Schedule A of its WORLDSPAN Car Rental Associate
                  Equipment and Software Addendum, with companies and on terms and conditions acceptable to WORLDSPAN. Associate will provide WORLDSPAN with not less than thirty (30) days' advance written notice of any change to said insurance.
                  Associate will provide WORLDSPAN with evidence of said insurance upon request.

14.           ASSIGNMENT

                  Associate shall not sell, assign, license, sub-license or otherwise convey in whole or in part to any third party this Agreement or the services provided hereunder without the prior written consent of WORLDSPAN, which consent shall not be unreasonably withheld.

15.           NON-EXCLUSIVITY

         This is a non-exclusive Agreement and that similar Agreements may be entered into by either party with any other person.

         16.      APPLICABLE LAW

                  This Agreement shall be governed by, construed and enforced according to the laws of the State of Georgia and of the United States of America, without regard to its conflict of laws and rules. Each party hereby consents to the non-exclusive jurisdiction of the courts of the State of Georgia and United States Federal Courts located in Georgia to resolve any dispute arising out of this Agreement.

17.           TERMINATION

                  A. If Associate fails to timely make any payment required pursuant to this
                  Agreement and such failure continues for five (5) business days after written notice by WORLDSPAN, WORLDSPAN may, in its sole discretion, suspend services to
                  Associate in whole or in part or terminate this Agreement in its entirety.

17.           TERMINATION (Cont.)

                  B. Except for Associate's failure to make timely payment, if either party shall refuse, neglect or fail to perform, observe or keep any of the covenants, Agreements, terms or conditions contained herein on its part to be performed, observed or kept and such refusal, neglect or failure shall continue for a period of thirty (30) days after written notice, the non-defaulting party shall have the right, in addition to any other right or  remedy it may have, to terminate this Agreement.

                  C. If either party petitions for relief under the Bankruptcy Code of the United
                  States, or if voluntary bankruptcy proceedings are instituted by a party under any federal, state or foreign insolvency laws, or if such a proceeding is imminent, or if it is adjudged bankrupt, or if it makes any assignment for the benefit of its creditors of all or substantially all of its assets; or if an involuntary petition is filed or execution issued against it and not dismissed or satisfied within thirty (30) days; or
                  if its interest hereunder passes by operation of law to any other person, except in case of merger or acquisition, the other party may, at its option, terminate this Agreement by written notice; provided, however, that all monies owed hereunder prior to the date of termination shall be immediately due and payable.

18.           NOTICES

         All notices, requests, demands or other communications hereunder shall be in writing, hand delivered, sent by mail, overnight mail, facsimile or teletype and shall be deemed to have been given when received at the following addresses:

         If to WORLDSPAN:


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                                    WORLDSPAN, L. P.
                                    300 Galleria Parkway, NW
                                    Atlanta, Georgia 30339
                                    U.S.A.
                                    Teletype:  ATLMS1P
                                    Facsimile:  404/563-7878
                                    ATTN:  Legal Department

18.           NOTICES (Cont.)

         with a copy to:

                                    WORLDSPAN, L. P.
                                    300 Galleria Parkway, NW
                                    Atlanta, Georgia 30339
                                    U.S.A.
                                    Teletype:  HDQAS1P
                                    Facsimile:  404/563-7268
                                    ATTN:  Manager - Car Industry Marketing

     If to Associate:

                               Corporate Travel Link, Incorporated
                               18 Village Green Court
                               South Orange, New Jersey  07079


                               Teletype:
                               Facsimile:
                               ATTN:  Joseph Cutrona - President

                  Any notice provided by facsimile or teletype which is received after 4:00 p.m. local time shall be deemed received the following business day. A party may change its addresses for notice on not less than ten (10) days' prior written notice to the other party.

19.           MISCELLANEOUS

                  A. Nothing in this Agreement is intended or shall be construed to create or establish an agency, partnership, or joint venture relationship between the parties hereto.

                  B. Neither party shall make any use of the other party's corporate name, logo, trademarks or service marks, except following the owner's prior written consent, provided that nothing contained in this provision shall be construed as preventing either party from publicizing the existence and general nature of this Agreement.

                  C. The captions appearing in this Agreement have been inserted as a matter of convenience and in no way define, limit, or enlarge the scope of this Agreement or any of the provisions thereof.

19.           MISCELLANEOUS (Cont.)

                  D.       No waiver by either party of any one breach of this
                          Agreement shall
                  constitute a waiver of any other breach of the same or any other provision hereof and
                  no waiver shall be effective unless made in writing. The
                        right of either party to
                  require strict performance and observance of any obligations hereunder shall not be
                  affected in any way by any previous waiver, forbearance or course of dealing.

                  E. This Agreement embodies the entire understanding of the parties and supersedes all other prior agreements and understandings related to the subject matter hereof, including but not limited to any prior "WORLDSPAN Car Rental
                  Reservations Agreement." This Agreement may be modified only by a further written agreement signed by the parties hereto.


IN WITNESS WHEREOF, the parties hereto have caused this WORLDSPAN Car Rental
 Associate
Reservation Agreement to be executed by their duly authorized undersigned representatives as of the day and year first above written.



           Corporate Travel Link, Inc.                  WORLDSPAN, L.P.
         (Print Company Name)

         By:   /S/                                      By: /S/        7/13/95

         (Signature)                                 Richard R. Jann
                                            Manager - Car Industry Marketing
         JOSEPH CUTRONA
         (Print Name)

         President
         (Print Title)


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